UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 27, 2015

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) held its 2015 annual meeting of stockholders on May 27, 2015.  There were 76,153,375 shares of common stock outstanding and entitled to vote at the annual meeting.  At the annual meeting, stockholders present in person or by proxy voted on the following matters:

1.              Stockholders elected two Class I directors to our Board of Directors to serve three-year terms expiring at our 2018 annual meeting of stockholders, based on the following votes:

	Terry Considine	Chris A. Elliott
For	61,784,640	61,878,554
Against	2,813,935	2,720,173
Abstain	11,804	11,652
Broker Non-Votes	7,628,263	7,628,263

The terms of office of our other four directors continued after the annual meeting, as described below:

Director	Class	Year in Which Term Expires at the Annual Meeting of Stockholders
J. Landis Martin	II	2016
Barth E. Whitham	II	2016
Robert P. Jornayvaz III	III	2017
Hugh E. Harvey, Jr.	III	2017

2.              Stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2015, based on the following votes:

For	71,565,210
Against	651,491
Abstain	21,941
Broker Non-Votes	N/A

3.              Stockholders approved, on an advisory basis, our executive compensation, based on the following votes:

For	63,581,409
Against	910,683
Abstain	118,287
Broker Non-Votes	7,628,263

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: June 1, 2015	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel, and Secretary